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EXHIBIT 21

                                INCORPORATION
                                OR PLACE OF
NAME OF SUBSIDIARY              ORGANIZATION
------------------              -------------
Alexander City Casting          Alabama
Company, Inc.

Intermet Engineering            Michigan
Services, Inc. (f/k/a
InterMotive Technologies,
Inc.)

Columbus Foundries, Inc.        Georgia

Columbus Neunkirchen            Federal Republic
Foundry, GmbH                   of Germany

Commercial and Precision        Georgia
Machining, Inc.

Intermet Aluminum,              Georgia
Inc.

Intermet Foundries, Inc.        Georgia

Intermet International, Inc.    Georgia

Intermet Machining, Inc.        Georgia

Ironton Iron, Inc.              Ohio

Lower Basin, Inc.               Delaware

Lynchburg Foundry               Virginia
Company

New River Castings              Delaware
Company

Northern Castings               Georgia
Corporation

PBM Industries, Inc.            Delaware

Pennsylvania Castings           Georgia
Corporation